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                                                                 EXHIBIT 23.3





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-     ) pertaining to the ProNet Inc. 1995 Long-Term
Incentive Plan of ProNet Inc. for the registration of 1,000,000 shares of its common stock of our report dated September 17, 1993, with respect to the financial statements of Contact Communications, Inc. and its Affiliated Companies included in ProNet Inc's Current Report on Form 8-K filed with the Securities and Exchange Commission.

                          /s/ SCHNEIDER, EHRLICH & WENGROVER
                          -------------------------------------

                          Schneider, Ehrlich & Wengrover
                          (successor firm to Hiltzik, Schneider, Ehrlich & Co.)


December 18, 1995
Woodbury, New York